EXHIBIT 4.6(k)

AMENDMENT NO. 8

AMENDMENT NO. 8 dated as of June 3, 2005, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); each of the lenders identified under the caption “LENDERS” on the signature pages hereto (the “Lenders”); and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the lenders party to the below-referenced Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Subsidiary Guarantors, the lenders named therein and the Administrative Agent, are parties to a Multi-Year Credit Agreement dated as of December 6, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $900,000,000.

Section 1. Definitions. Except as otherwise defined in this Amendment No. 8, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement shall be amended effective as of the date hereof as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Requests for Letters of Credit. Section 2.05(b) of the Credit Agreement shall be amended in its entirety to read as follows:

“(b) Requests for Letters of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the Currency (which shall be Dollars or an Approved Foreign Currency) and

Amendment No. 8

amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be made under the Dollar Sub-Commitments or the Multicurrency Sub-Commitments and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on the such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar LC Exposure shall not exceed $175,000,000 and the total Revolving Dollar Credit Exposures shall not exceed the Total Dollar Sub-Commitment, (ii) the Multicurrency LC Exposure shall not exceed $10,000,000 or the Foreign Currency Equivalent thereof and the total Revolving Multicurrency Credit Exposures shall not exceed the Total Multicurrency Sub-Commitment, (iii) the Secured Obligations Amount shall not exceed the Borrowing Base at any time before the Borrowing Base Release Date and (iv) the sum of the total Revolving Credit Exposures shall not exceed the Total Commitment.”

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 8.

Section 4. Conditions Precedent. The amendments provided for in Section 2 shall become effective upon the execution and delivery of counterparts of this Amendment No. 8 by the Obligors and Lenders constituting the Required Lenders.

Section 5. Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 8 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 8 by signing any such counterpart. This Amendment No. 8 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, this Amendment No. 8 has been duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

Amendment No. 8

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.	BROWN’S OF CAROLINA LLC
GWALTNEY OF SMITHFIELD, LTD.	CARROLL’S FOODS LLC
HANCOCK’S OLD FASHIONED	CARROLL’S FOODS OF
COUNTRY HAM, INC.	VIRGINIA LLC
IOWA QUALITY MEATS, LTD.	CENTRAL PLAINS FARMS LLC CIRCLE FOUR LLC
JOHN MORRELL & CO.	MURPHY FARMS LLC
LYKES MEAT GROUP, INC.	QUARTER M FARMS LLC,
MOYER PACKING COMPANY	MURPHY-BROWN HOLDINGS LLC,
MURCO FOODS, INC.	each a Delaware limited liability company
NORTH SIDE FOODS CORP.
PACKERLAND PROCESSING COMPANY, INC.
SMITHFIELD PRODUCTION SYSTEMS, INC.	By	MURPHYBROWN LLC, a Delaware limited liability company,
PATRICK CUDAHY INCORPORATED		as a sole member of each
PREMIUM PORK, INC.
QUIK-TO-FIX FOODS, INC.
STADLER’S COUNTRY HAMS, INC.		By	JOHN MORRELL & CO.,
SUN LAND BEEF COMPANY			a Delaware corporation,
SUNNYLAND, INC.			as its sole member
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING COMPANY, INCORPORATED			/s/ Daniel G. Stevens
STEFANO FOODS, INC.			Name: Daniel G. Stevens
THE SMITHFIELD HAM AND PRODUCTS COMPANY, INCORPORATED			Title: Vice President
DAKOTA ACQUISITION COMPANY JOHN MORRELL OF JAPAN, INC.
MURPHY FARMS OF TEXHOMA, INC.
THE OHIO FEED LOT, INC.
SHOWCASE FOODS, INC. KRAKUS FOODS INTERNATIONAL, INC. CATTLE PRODUCTION SYSTEMS, INC., for itself and as successor to Great Lakes Cattle Credit Company, LLC

By	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

Amendment No. 8

MURPHY-BROWN LLC,

    a Delaware limited liability company

By	JOHN MORRELL & CO., a Delaware corporation, as its sole member

/s/ Daniel G. Stevens
Name: Daniel G. Stevens
Title: Vice President

Amendment No. 8

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By	/s/ Teri Streusand
Name:	Teri Streusand
Title:	Vice President

Amendment No. 8

LENDERS

JPMORGAN CHASE BANK, N.A.

By:	/s/ Teri Streusand
Name:	Teri Streusand
Title:	Vice President

COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By:	/s/ James V. Kenwood
Name:	James V. Kenwood
Title:	Executive Director

By:	/s/ Rebecca O. Morrow
Name:	Rebecca O. Morrow
Title:	Executive Director

ABN AMRO BANK, N.V.

By:	/s/ Alexander M. Blondi
Name:	Alexander M. Blondi
Title:	Managing Director

By:	/s/ Kevin Legallo
Name:	Kevin Legallo
Title:	AVP

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ C. Mark Smith
Name:	C. Mark Smith
Title:	Duly Authorized Signatory

ING CAPITAL LLC

By:	/s/ Daniel W. Lamprecht
Name:	Daniel W. Lamprecht
Title:	Managing Director

Amendment No. 8

SUNTRUST BANK

By:	/s/ Hugh E. Brown
Name:	Hugh E. Brown
Title:	Vice President

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:	/s/ Ben Mahlich
Name:	Ben Mahlich
Title:	AVP/Lending Officer

NORTHWEST FARM CREDIT SERVICES, PCA

By:	/s/ Jim Allen
Name:	Jim Allen
Title:	Senior Vice President

BNP PARIBAS

By:	/s/ Tom Ambrose
Name:	Tom Ambrose
Title:	Director

By:	/s/ Gaye Plunkett
Name:	Gaye Plunkett
Title:	Vice President

FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA d/b/a FCS COMMERCIAL FINANCE GROUP

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Commercial Loan Officer

CAPE FEAR FARM CREDIT, ACA

By:	/s/ Randy T. Pope
Name:	Randy T. Pope
Title:	Vice President

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FARM CREDIT SERVICES OF AMERICA

By:	/s/ Kent E. Bang
Name:	Kent E. Bang
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Beth Rue
Name:	Beth Rue
Title:	AVP

FARM CREDIT SERVICES OF MID- AMERICA, PCA

By:	/s/ Steven R. Kluemper
Name:	Steven R. Kluemper
Title:	Vice President

HARRIS N.A.

By:	/s/ John R. Carley
Name:	John R. Carley
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David A. Buck
Name:	David A. Buck
Title:	Senior Vice President

U.S. AGBANK, FCB

By:	/s/ Travis W. Ball
Name:	Travis W. Ball
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ William F. Sweeney
Name:	William F. Sweeney
Title:	Senior Vice President

Amendment No. 8

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kathi Selimshayev
Name:	Kathi Selimshayev
Title:	Assistant Vice President

COBANK, ACB

By:	/s/ Jim Stutzman
Name:	Jim Stutzman
Title:	Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Robert Gallagher
Name:	Robert Gallagher
Title:	Senior Vice President

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/s/ C. Giordano
Name:	C. Giordano
Title:	V.P. & Team Leader

Amendment No. 8